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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  ESCALADE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 16, 2001



To the Stockholders of

         Escalade, Incorporated

         You are hereby notified that the Annual Meeting of the Stockholders of Escalade, Incorporated will be held at the offices of the Company, 817 Maxwell Avenue, Evansville, Indiana, on Saturday, April 28, 2001 at 9:00 A.M., local time, for the following purposes:

         1.  To elect to the Board seven (7) Directors as set forth herein.

         2. To approve the appointment of the firm Olive LLP, to serve as independent auditors for the Company for the year 2001.

         3. To transact such other business that may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 2, 2001 will be entitled to vote at the meeting.

         ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, MARK AND RETURN THE PROXY ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors

                                                    JOHN R. WILSON

                                        Vice President & Chief Financial Officer

                                 PROXY STATEMENT

         The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), 817 Maxwell Avenue, Evansville, Indiana 47717 ((812) 467-1200) is soliciting proxies the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Saturday, April 28, 2001, at 9:00 a.m. local time. Each of the 2,165,862 shares of common stock outstanding on March 2, 2001 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on March 2, 2001 will be entitled to vote at the meeting, either in person or by proxy.

         The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a shareholder of record may be revoked at any time before it is voted by written notice to the Company's Secretary, by execution of a later dated proxy or by a personal volte at the Annual Meeting. This proxy statement is being mailed to shareholders on or about March 16, 2001.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

         The holders of a majority of the Company's outstanding Common Stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

         The seven nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked "Withhold Authority to Vote" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

         For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company's shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

         The Annual Report of the Company for the year of 2000 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

                            CERTAIN BENEFICIAL OWNERS
                            -------------------------

         Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition needs not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of March 2, 2001.


TITLE OF                   NAME AND ADDRESS                            AMOUNT AND NATURE                           PERCENTAGE
  CLASS                    OF BENEFICIAL OWNER                         OF OWNERSHIP                                OF CLASS
-----------------------------------------------------------------------------------------------------------------------------

                                                           EXECUTIVE OFFICERS
                                                           ------------------

Common Stock               Robert E. Griffin                                 553,333 (1)                            25.5% (1)
                           817 Maxwell Avenue
                           Evansville, Indiana  47717

Common Stock               C. W. "Bill" Reed                                 148,021 (2)                             6.8% (2)
                           817 Maxwell Avenue
                           Evansville, Indiana  47717

Common Stock               John R. Wilson                                     39,750 (3)                             1.8% (3)
                           817 Maxwell Avenue
                           Evansville, Indiana  47717

                                                          OTHER 5% STOCKHOLDERS
                                                          ---------------------

Common Stock               Andrew and Charmenz Guagenti                      208,002 (4)                             9.6% (4)
                           216 Water Street
                           Newburgh, Indiana  47630


(1) Includes 157,386 shares held by a Family Limited Partnership and 206,720 shares held by his children. Mr. Griffin disclaims beneficial ownership of those shares. Also includes 2,653 shares issuable upon the exercise of outstanding stock options.

(2) Includes 48,859 shares issuable upon the exercise of outstanding stock options.

(3)  Includes 20,000 shares issuable upon exercise of outstanding stock options.

(4) Includes 93,355 shares owned by Mr. Guagenti directly and in his directed IRA and 114,647 shares owned by Mrs. Guagenti directly in her directed IRA and as Trustee. Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

    The Board of Directors voted to set the size of the Board at seven members. All persons proposed for election to the Board of Directors are presently Directors. Those persons whose names are set forth below are standing for election. The term of office of the Directors standing for election at the Annual Meeting will be until the next annual meeting of the stockholders and until their successors are elected and qualified.


                                                                                                            SHARES OF COMMON
Information with respect to each of the Directors is set forth as follows:                                STOCK OF THE COMPANY
                                                                                                          BENEFICIALLY OWNED ON
                                                                                                             MARCH 2, 2001
                                                                              DIRECTOR                         PERCENT OF

NAME AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS                      SINCE (1)         AGE       NUMBER             CLASS
------------------------------------------------------------------------------------------------------------------------------------
YALE A. BLANC - Private Investor, Co-Founder of Martin Yale                     1972             79       8,021(2)         .4% (2)
Industries, Inc. (a subsidiary of the Company) . . . . . . . . . . . .

ROBERT E. GRIFFIN - Chairman since May, 1999, Previously
Chairman and Chief Executive Officer of the Company
since February 1994, Previously President and Chief
Executive Officer since 1976 . . . . . . . . . . . . . . . . . . . . .          1973             66     553,333 (4)      25.5% (4)

BLAINE E. MATTHEWS, JR. - Director and Corporate Secretary
of Matthews 1812 House, Inc. since 1979, a mail order
supplier of cakes and food gifts . . . . . . . . . . . . . . . . . . .          1965             63      65,562 (5)       3.0% (5)

ROBERT D. ORR - Private Investor, Ambassador to Singapore
from 1989 to 1992 and Governor of the State of Indiana
from 1981 to 1989 . . . . . . . . . . . . . . . . . . . . . . . . . . .         1992             83      26,169 (6)       1.2% (6)

C. W. "BILL" REED - President and Chief Executive Officer
since May, 1999, Previously President and Chief Operating
Officer of the Company since February, 1994 and President
of Martin Yale Industries, Inc. since 1980 . . . . . . . . . . . . . .          1997             54     148,021 (7)       6.8% (7)

A. GRAVES WILLIAMS, JR. - Private Investor, President and
Director of The Irwin Company, Wilmington, Ohio, a manufacturer of drill bits, screwdrivers, measuring tapes and similar tools,
from 1978 to 1993. (3) . . . . . . . . . . . . . . . . . . . . . . . .          1958             68      31,819 (8)       1.5% (8)

KEITH P. WILLIAMS - President of Good Earth Tools, Inc.,
Crystal City, Missouri since 1964, a company specializing
in wear-proofing with tungsten carbide. (3) . . . . . . . . . . . . . . .       1982             73      63,138 (9)       2.9% (9)

All  (8) Directors and Executive Officers as a Group . . . . . . . . . . .                              935,813          43.2%

(1) On March 8, 1973 the Board of Directors of the Williams Manufacturing Company became the Board of Directors of Escalade, Incorporated pursuant to an Agreement and Plan of Reorganization under which the Williams Manufacturing Company merged into Escalade. The nominees whose period began prior to 1973 were directors of Williams since the dates shown.

(2) Includes 736 shares held by his spouse. Mr. Blanc disclaims beneficial ownership of those shares. Also includes 607 shares issuable upon the exercise of outstanding stock options.

(3) Mr. A. Graves Williams, Jr. and Mr. Keith P. Williams are first cousins. Each disclaims beneficial ownership of shares held by the other.

(4)    See note (1) under "Certain Beneficial Owners".

(5) Includes 14,000 shares held by his spouse. Mr. Matthews disclaims beneficial ownership of those shares. Also includes 1,452 shares issuable upon the exercise of outstanding stock options.

(6) Includes 700 shares held by his spouse. Mr. Orr disclaims beneficial ownership of those shares.

(7)    See note (2) under "Certain Beneficial Owners".

(8) Includes 81,802 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares.

(9) Includes 3,829 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares. Also includes 866 shares issuable upon the exercise of outstanding stock options.

       While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

       The executive officers of the Company are as follows: Robert E. Griffin (age 66), Chairman, C. W. (Bill) Reed (age 54), President and Chief Executive Officer, and John R. Wilson (age 59), Vice President and Chief Financial Officer. The executive officers' current terms expire April 28, 2001.

           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

       The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and C.W. ("Bill") Reed and five non-employee members (Yale A. Blanc, Blaine E. Matthews, Jr., Robert D. Orr, A. Graves Williams, Jr., and Keith P. Williams).

       During 2000 the Board of Directors had four meetings. All Directors attended 100% of the Board of Director and Committee meetings on which he served except for Mr. Orr who attended 75% of the Board meetings.

       The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is composed of Blaine E. Matthews, Jr., Yale A. Blanc and A. Graves Williams, Jr. Each of these members meets the requirements for independence set forth in the Listing Standards of the national Association of Securities Dealers. It held one meeting in 2000. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, and (3) recommend the firm of independent certified public accountants to be engaged by the Company.

       The Board of Directors has a Compensation Committee consisting of A. Graves Williams, Jr. and Keith P. Williams. This committee met one time in 2000 to review salaries and compensation levels within the Company. The Board of Directors also has a Stock Option Committee consisting of Keith P. Williams and
A. Graves Williams, Jr.. This committee met one time in 2000 to review the granting of options. The Board of Directors has no nominating committee.


SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 2000 except Mr. Orr. He filed one late Form 5 in March 2001 reporting gifts of 1,125 shares and the sale of 800 shares that he had inadvertently failed to file on Form 4.

                             EXECUTIVE COMPENSATION

SUMMARY

       The following table is a summary of the compensation paid by the Company to Messrs. Griffin, Reed, and Wilson, its executive officers, for the last three years.


                                                            Annual                             Long Term
                                                         Compensation                        Compensation
                                       -----------------------------------------------       ------------
Name and                                                              Other Annual              Stock                 All Other
Principal               Year          Salary            Bonus         Compensation              Options             Compensation
Position                                $                $               $ (2)                (# Shares)                $ (3)
---------               -----         ------            -----         ------------           ------------           ------------
Robert E. Griffin        1998         118,217          125,282           41,180                  1,063                304,588 (4)
Chairman and             1999          93,556           76,970           45,043                    666                  5,774
Director                 2000          76,137 (1)          ---           49,268                    924                  4,784
C.W. "Bill" Reed         1998         208,824          358,914           20,590                 10,493                 10,288
President, CEO,          1999         218,161          219,485           22,521                 10,357                 10,288
and Director             2000         213,540 (1)      444,257           24,634                  8,009                 10,785
John R. Wilson           1998          84,661          139,857           15,381                  5,000                  6,591
Vice President           1999          89,062           99,647           16,824                  5,000                  6,678
and CFO                  2000          90,219 (1)      171,346           18,402                  2,500                  6,751



(1) Of the amounts shown, the following was deferred pursuant to the Company's 401K retirement plan; Mr. Griffin ($4,528), Mr. Reed ($10,500) and Mr. Wilson ($8,150). This amount also includes directors fees for Mr. Griffin ($26,000) and Mr. Reed ($13,000).

(2) The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.

(3) In 2000, the amounts shown include the Company's following contributions to the 401K retirement plan: Mr. Griffin ($3,018); Mr. Reed ($10,497); and Mr. Wilson ($5,433). The amounts shown also include the dollar value of the following group term life insurance premiums paid by the Company:
       Mr. Griffin ($1,766); Mr. Reed ($288); and Mr. Wilson ($1,318).

(4) This amount also includes the dollar value ($297,000) of the benefit of premiums paid by the Company in 1998 for a split-dollar life insurance policy for Mr. Griffin. The Company will be reimbursed for all premiums paid by the Company on this policy in the event of death or from cash value of the policy after 10 years.

                                  STOCK OPTIONS

       The following table shows information concerning individual grants of options to purchase the Company's common stock made in 2000 to the Company's executive officers pursuant to the 1997 Incentive Stock Option Plan.


                                                           INDIVIDUAL GRANTS IN 2000

------------------------------------------------------------------------------------------------------------------------------------
                                             Percent of                                              Potential Realized Value
                           Options         Total Options                                         at Assumed Annual Rates of Stock
                           Granted           Granted To       Exercise Price                    Price Appreciation for Option Term
                          (# Shares)        Employees in         ($/Share)      Expiration                      (2)
           Name              (1)            Fiscal Year                            Date
                                                                                                    5% ($)               10% ($)
Robert E. Griffin            -----              -----              -----           -----             -----                -----
C.W. "Bill" Reed             7,500             45.45%             $14.50         2/20/05            30,075                66,375
John R. Wilson               2,500             15.15%             $14.50         2/20/05            10,025                22,125

(1) Of the options granted, none are exercisable in the first year and then 25% of the grant become exercisable in each of the next four years. Issued at market price on day of grant.

(2) Calculated based upon assumed stock prices for the Company's common stock of $18.51 and $23.35, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.

     The following table shows information on the Company's executive officers exercise of stock options during 2000 and the number of outstanding stock options held by such persons and the possible value of such options as of December 30, 2000.


                                      AGGREGATED OPTION EXERCISES IN 2000 AND YEAR END OPTION VALUES

                                                                                                                         Value of
                                                                                            Number of                  Unexercised
                                                                                           Unexercised                 In-The-Money
                                      Shares                                                Options At                  Options At
                                     Acquired                                                12/30/00                    12/30/00
                                        on                        Value                    Exercisable/                Exercisable/
                                     Exercise                    Realized                 Unexercisable               Unexercisable
           Name                         (#)                       $ (1)                        (#)                        $ (2)
Robert E. Griffin                       --                          --                     1,729 / 924                10,860 / 4,103
C.W. "Bill" Reed                        --                          --                   15,850 / 23,009             94,928 / 95,310
John R. Wilson                         1,250                      10,150                  5,000 / 10,000             19,313 / 39,488

(1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the common stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.

(2) The value of unexercised options is calculated by determining the difference between $20.13 per share, the last reported sale price of the common stock on the Nasdaq National Market on December 29, 2000, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option.

COMPENSATION OF DIRECTORS

     During 2000 all Directors of the Company except Mr. Griffin received a retainer of $5,000 and a regular meeting fee of $2,000 for each meeting attended. The Chairman of the Audit Committee and the Compensation Committee received a $1,000 Chairman fee. Directors are reimbursed for their expenses incurred for attending the meetings.

     Mr. Griffin received $18,000 for performing his duties as Chairman of the Board and for serving on the Board of Directors and its committees. Mr. Griffin also receives a fee of $2,000 for each meeting attended.

     Some of the Directors elected to receive some of these fees in shares of the Company's common stock pursuant to the 1997 Director Stock Compensation and Option Plan which was approved by shareholders at the 1997 annual meeting. Those shares will not be issued until April 27, 2001. In 2000 there were 6,144 shares issued and 3,072 stock options issued pursuant to the plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation is determined by the Compensation Committee of the Board of Directors. Stock option grants are determined by the Stock Option Committee of the Board of Directors. Both committees are comprised entirely of non- management Directors. Based on the Company's past compensation practices, the Company does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants. Stock option grants are determined by the Stock Option Committee and are discussed under that Committee's separate report. Base salaries and incentive profit sharing bonuses are determined by this Compensation Committee.

     In general, base salary levels are set at the beginning of each year at levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 2000, the Committee believed that base salaries for executive officers and most other management employees should not be increased. The Committee did not increase Mr. Reed's base salary for 2000.

     This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable thereunder are based primarily upon the subsidiary's EBITA return on equity and EBITA return on assets. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these components for each subsidiary.

     If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage. Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries. The percentage and amount attributable to each individual executive officer is reviewed by this Committee on an annual basis. This Committee approved Mr. Reed's portion, under the plan, of $444,257 for 2000.

     In 2000, the Company's office and graphic arts subsidiary and the company's sporting goods subsidiary exceeded their target levels for each of the incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 2000 bonus amounts paid to Mr. Reed and the Company's other executive officers were generated from the Company's office and graphic arts subsidiary and the Company's sporting goods subsidiary. After incentive profit sharing and taxes the Company's consolidated net income of $8,100,584 generated a return on assets (on average beginning and ending assets) of 11.9% and a return on equity (on beginning equity) of 27.5%.

        A. Graves Williams, Jr.                      Keith P. Williams



                        REPORT OF STOCK OPTION COMMITTEE

     The Company maintains a Stock Option Committee of the Board of Directors, whose primary purpose is to determine annual stock option grants to the Company's executive officers and other eligible employees. The Stock Option Committee continues to believe that stock options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company.

     Shareholders approved the 1997 Incentive Stock Option Plan at the 1997 annual meeting. Pursuant to that plan the committee felt it was appropriate to grant stock options to certain executive officers of the Company in 2000. The committee granted Mr. Reed 7,500 options.

        Keith P. Williams                            A. Graves Williams, Jr.


    COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER
                                 PARTICIPATION

     In 2000, Messrs. Graves Williams and Keith Williams were non-employee Directors of the Company and comprised the Company's Compensation and Stock Option Committees. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs. Graves Williams or Keith Williams.

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade, Incorporated ("Escalade"). All of the Committee members are independent directors as defined under NASDAQ rules. During the current year, the Committee met one time, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No.1, "Independence discussions with Audit Committees", discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 30, 2000, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 30, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

      Blaine E. Matthews, Jr.     Yale A. Blanc      A. Graves Williams, Jr.



                                ACCOUNTANT'S FEES

     Audit Services. The aggregate fees billed by Olive LLP for audit services relating to the audit of the 2000 Audited Financial Statements and for reviews of the Company's financial statements included in its Forms 10-Q for the year 2000 were $86,080.

     Financial Information System Design and Implementation Fees. Olive LLP did not bill the Company for any information technology services rendered during 2000.

     All Other Fees. Olive LLP billed the Company $305,348 during 2000 for other services which included tax consulting and preparation and other non-audit services.

FINANCIAL PERFORMANCE

     The graph below compares the Company's cumulative shareholder return on Company common stock to a broad equity market index and to an industry index for the past five years, assuming an initial $100 investment.. The broad equity market index selected by the Company is the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) which includes all domestic companies traded on the Nasdaq market as are the Company's shares. The published industry index selected by the Company is the Nasdaq Total Return Industry Index for Nasdaq Non-Financial Stock which is comprised of all Nasdaq traded companies having the standard industrial classification (SIC) code of 1 through 59 and 70 and above, which are all of the non- financial industries SIC codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade.

     The following graph assumes the investment of $100 in the Company's common stock on December 29, 1995 and the investment of an equal amount in each of the above referenced indices.

[graph]

                                 1995        1996        1997       1998       1999      2000
Escalade                        100.000     233.333      380.000    500.000   368.267    536.800
Nasdaq U.S.                     100.000     123.036      150.693    212.509   394.921    237.618
Nasdaq Non-Financial            100.000     121.477      142.198    208.729   408.715    238.477

The Company's line graph has been plotted based upon its actual year end dates which is the last Saturday in December of each year. The line graphs for each of the two indices have been plotted based upon the last trading date in such calender years.

OTHER SECURITIES FILINGS

     The information contained in this Proxy Statement under the sub-headings "Compensation and Stock Option Committee Report on Executive Compensation", "Report of the Audit Committee" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

                                   ITEM NO. 2
                              APPROVAL OF AUDITORS

     The Management and Audit Committee proposes and recommends that the Stockholders approve the selection by the Board of Directors of the firm of Olive LLP to serve as independent auditors for the Company for fiscal year 2001. Olive LLP has served as independent auditors for the Company since 1977. Audit services performed by Olive LLP during the fiscal year most recently completed include examinations of the financial statements of the Company and its subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting and filing of Federal and State Income Tax Returns. Representatives of Olive LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     In the event the appointment of Olive LLP, as independent auditors for 2001 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2001 will be permitted to stand unless the Board finds other good reason for making a change. Management recommends a vote "FOR" the approval of the appointment of Olive LLP.

                       RESULTS OF THE 2000 ANNUAL MEETING

     1,913,949 shares or 88.6 % of the outstanding shares of the Company were voted in person or by proxy at the 2000 annual meeting which was held April 29, 2000. The proposals to elect to the Board seven Directors, and to approve the appointment of Olive LLP to serve as independent auditors for the Company for the year 2000 were approved by the shareholders.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Shareholder proposals for shareholder action at the 2002 annual meeting must be presented in writing at the offices of the Company on or before November 16, 2001. Any shareholder who intends to propose any other matter to be acted upon at the 2002 annual meeting of shareholders must inform the Company no later than March 10, 2002. If notice is not provided by that date, the persons named in the Company's proxy for the 2002 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2002 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation law of the State of Indiana will be included on the 2002 meeting docket.

                                 OTHER BUSINESS

     The management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

                                              By order of the Board of Directors



                                                                  JOHN R. WILSON

                                        Vice-President & Chief Financial Officer

                             ESCALADE, INCORPORATED

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I      PURPOSE

The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

       1. the financial information which will be provided to shareholders, governmental or regulatory bodies, the public, and others;

       2. the Company's auditing, accounting, and financial reporting process;

       3. the systems of internal controls related to finance, accounting, legal compliance, regulatory compliance and ethics that management and the Board of Directors have established, and

       4.                  the audit process.

Consistent with these functions, The Audit Committee should encourage continuous improvement of, and foster adherence to, the corporation's policies, procedures, and practices at all levels.

The Audit Committee's primary duties and responsibilities are to:

       1. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

       2. Review and appraise the audit efforts of the Company's independent accountants.

       3. Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

       4. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations.

II     COMPOSITION

The Audit Committee should be comprised of three directors as determined by the Board. Each member will be independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a Committee member.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The duties and responsibilities of a member of the Audit Committee are in addition to any other duties that a member of the Board of Directors might have.

III        MEETINGS

The Committee shall meet annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee, or at least the Chair of the Committee, should meet annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed separately. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

In addition, the Chair of the Committee should meet with the independent accountants and management, either in person or by phone, quarterly to review the Company's financial statements. This review should be done prior to the Company's 10Q or 10K filing and its public release of earnings. This discussion should include a discussion of significant adjustments, management judgements and accounting estimates, significant new accounting policies, and disagreements with management.

IV     RESPONSIBILITIES AND DUTIES

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the independent accountants and the Board of Directors.

2. Confirm and assure the independence of the independent accountants. If any management consulting services are provided by the independent accountants, review those services and related fees. Obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

3.     Review the Committee's charter annually and update if deemed necessary.

4. Recommend to the Board of Directors the selection, retention and/or termination of the independent accountants. Review and approve, if applicable, the discharge of the independent accountants.

5. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6. Inquire of management and the independent accountants their judgements about the appropriateness, and acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

7. Consider, in consultation with management and the independent accountants the audit scope and plan of the independent accountants.

8. Review with the independent accountants the audit of the Company's annual financial statements and their report thereon and any disputes with management or other matters related to the conduct of the audit.

9. Review with management and the independent accountants the interim financial report before it is filed with the SEC and other regulators.

10. Meet with the independent accountants and management in separate executive sessions as needed to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

11. Report Committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

12. Conduct or authorize, if necessary, investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

13. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

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          ESCALADE, INCORPORATED                                                         PROXY CARD
817 MAXWELL AVENUE, EVANSVILLE, INDIANA 47717                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert E. Griffin, Yale A. Blanc, and A. Gravas Williams, Jr. as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Escalade, Incorporated, held of record by the undersigned on March 2, 2001 at the annual meeting of shareholders to be held on April 28, 2001 or any adjournment thereof.

1.  ELECTION OF DIRECTORS        For all nominees   [ ]           Withhold Authority to vote for   [ ]         Exceptions   [ ]
                                    listed below                        all nominees listed below

Nominees: Yale A. Blanc, Robert E. Griffin, Blaire E. Matthews, Jr., Robert D. Orr, C.W. "Bill" Reed, A. Graves Williams, Jr.,
Keith P. Williams

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED:)
                    ----------------------------------------------------------------------------------------------------------------

2.  PROPOSAL TO APPROVE THE APPOINTMENT OF OLIVE ?, as the independent public accountants.

                           [ ]   FOR         [ ]   AGAINST              [ ]   ABSTAIN

3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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            This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
                               If no direction is made, this proxy will be voted for Proposals 1 and 2


                                                                           Please sign exactly as name appears below. When
                                                                           shares are held by joint tenants, both should sign.
                                                                           When signing as attorney, as executor, administra-
                                                                           tor, trustee or guardian, please give full title as such.
                                                                           If a corporation, please sign in full corporate name
                                                                           by President or other authorized officer. If a partner-
                                                                           ship, please sign in partnership name by authorized
                                                                           person.



DATED                                  , 2001                              ----------------------------------------------
      ----------------------------------                                   Signature


                                                                           ----------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN                                         Signature if held jointly
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE

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